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                                                                     Exhibit 5.1
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                                               October 7, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

       We have been requested by Young Broadcasting Inc. (the "Company"), a Delaware corporation, to furnish our opinion in connection with the registration statement (the "Registration Statement") on Form S-8, with respect to the registration of 800,00 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), which are issuable under the Young Broadcasting Inc. 1995 Stock Option Plan (the "Securities").

       We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that when the Registration Statement has become effective under the Securities Act of 1933 and when the Securities have been issued and sold in the manner described in the Registration Statement, the Securities will have been validly issued and will be fully paid and non-assessable.

       We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

       The opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by your for any other purposes or relied upon or furnished to any other person without our prior written consent.

       We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                     Very truly yours,


                                     COOPERMAN LEVITT WINIKOFF
                                        LESTER & NEWMAN, P.C.


                                     By:  /s/ Elliot Brecher
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